EXHIBIT 99.1

Bay Bancorp, Inc. Announces First Quarter 2016 Results

COLUMBIA, Md., April 28, 2016 (GLOBE NEWSWIRE) -- Bay Bancorp, Inc. (“Bay”) (NASDAQ:BYBK), the savings and loan holding company for Bay Bank, FSB (“Bank”), announced today net income of $0.19 million or $0.02 per basic and diluted common share for the quarter ended March 31, 2016, compared to net income of $0.34 million or $0.03 per basic and diluted common share for the quarter ended March 31, 2015.  The pre-tax results for 2016 include $0.06 million of merger-related expenses related to the previously announced pending Hopkins Federal Savings Bank (“Hopkins Bank”) merger (the “Hopkins Merger”).

Commenting on the announcement, Joseph J. Thomas, President and CEO said, “We continued to invest in our franchise by hiring Todd Warren as Baltimore Market President and we achieved growth of new loans in the Bank’s originated portfolio at an 18.6% annualized pace in the first quarter of 2016.  However, our earnings were negatively impacted by a decline in net interest margin for the quarter ended March 31, 2016 to 4.20% from 4.73% for the same period of 2015 due to a decrease in net discount accretion recognized into income from acquired loans.  Our ongoing efficiency efforts continue in 2016 and for the three months ended March 31, 2016, noninterest expense was $5.3 million compared to $5.7 million for the same period of 2015.  The contributors to the decrease were broad based and would be even more substantial after considering the Hopkins Merger related expenses incurred in the first quarter 2016.  Core, pre-provision income, excluding accelerated accretion on acquired loans, provision for loan loss, intangible asset amortization and merger related expenses, was $0.84 million for the three months ended March 31, 2016 compared to $0.80 million for the same period of 2015.  We expect the approval and completion of the Hopkins Merger during the 2nd quarter of 2016 and are excited about the new client opportunities, additional scale, and enhanced earnings performance we will gain in the combination with Hopkins Bank.”

Highlights from the First Three Months of 2016

Bay focused on deposit costs and liquidity management over the quarter as Bay prepared for the Hopkins Merger balance sheet.  Partially related to the focus, deposits declined by $1.5 million for the three months ended March 31, 2016, when compared to December 31, 2015.  Bay’s capital position remains very strong with the capacity for both the Hopkins Merger and for future growth.  Total regulatory capital to risk weighted assets was 16.6% as of March 31, 2016.  The Bank has a proven record of success in acquisitions and acquired problem asset resolutions and, at March 31, 2016, had $9.0 million in remaining net purchase discounts on the acquired loan portfolios.

Specific highlights are listed below:

  Total assets were $463 million at March 31, 2016 compared to $491 million at December 31, 2015 and decreased by $24 million from $487 million at March 31, 2015.

  Total loans were $397 million at March 31, 2016, an increase of 0.9% from $393 million at December 31, 2015 and an increase of 1.4% from $392 million at March 31, 2015.

  Total deposits were $366 million at March 31, 2016, a decrease of 0.4% from $367 million at December 31, 2015 and a decrease of 9.5% from $404 million at March 31, 2015.  Noninterest bearing deposits at March 31, 2016 were $98 million, a decrease of 3.7% from $101 million at December 31, 2015.

  Net interest income for the three months ended March 31, 2016 totaled $4.7 million compared to $5.3 million for the same period of 2015.  Interest income associated with discount accretion on purchased loans, deferred costs and deferred fees will vary due to the timing and nature of loan principal payments and nonperforming loan resolutions.  The decrease in net discount accretion income was the primary driver of year-over-year results, declining $0.6 million as Bay transitions interest income reliance to the core balance sheet and ongoing net earnings growth.

  Net interest margin for the three months ended March 31, 2016 was 4.20%, compared to 4.73% for the same period of 2015.  The margin for the first quarter of 2016 reflects the variable pace of net discount accretion recognized within interest income and the impact of fair value amortization on the interest expense of acquired deposits.  For the quarter ended March 31, 2016, the earning asset portfolio yield was influenced by a $0.60 million decline in net discount accretion of purchased loan discounts recognized in interest income.  The net interest margin declined 0.53% during the quarter compared to a year earlier, nearly all related to loan and deposit accretion fluctuations.

The return on average assets for the three months ended March 31, 2016 was 0.16%, as compared to 0.43% and 0.29% for the three months ended December 31, and March 31, 2015, respectively.  The return on average equity for the three months ended March 31, 2016 was 1.11% compared to 3.10% and 2.08% for the three months ended December 31, and March 31, 2015, respectively.

  Nonperforming assets decreased to $9.7 million at March 31, 2016, from $10.3 million at December 31, 2015 and from $15.6 million at March 31, 2015.  The decrease resulted from the Bank’s consistent resolution of acquired nonperforming loans from previous acquisitions.

  The provision for loan losses for the three months ended March 31, 2016 was $298,000, compared to $275,000 for the same period of 2015.  The increase for the 2016 period was primarily the result of an increase in loan originations and adjustments in certain qualitative factors.  As a result, the allowance for loan losses increased to $1.95 million at March 31, 2016, representing 0.49% of total loans, compared to $1.77 million, or 0.45% of total loans, at December 31, 2015.  Management expects both the allowance for loan losses and the related provision for loan losses to increase in the future periods due to the reduction in the accretion of the discount on the acquired loan portfolios and an increase in new loan originations.

Stock Repurchase Program

During 2015, Bay purchased 170,492 shares of its common stock, at an average price of $5.03 per share, pursuant to the stock purchase program that the Board of Directors approved on July 30, 2015.  The program authorized Bay to purchase up to 250,000 shares of its common stock over a 12-month period in open market and/or through privately negotiated transactions, at Bay’s discretion.  During the first quarter of 2016, Bay purchased 79,508 shares of its common stock pursuant to the stock purchase program at an average price of $4.91 per share.  Also during the first quarter of 2016, the Board of Directors authorized an additional stock purchase program, authorizing Bay to purchase an additional 250,000 shares of its common stock over a 12-month period in open market and/or through privately negotiated transactions, at Bay’s discretion.  As of March 31, 2016, Bay has repurchased 95,492 shares under this authorization at an average price of $4.95 per share.  The Board may modify, suspend or discontinue the program at any time.

Balance Sheet Review

Total assets were $463.4 million at March 31, 2016, a decrease of $27.7 million, or 5.6%, when compared to December 31, 2015.  Cash and interest bearing deposits decreased by $19.7 million or 57.1%, when compared to December 31, 2015 as the bank reduced wholesale short-term borrowings, while investment securities available for sale decreased by $8.3 million or 25.0%, over the same period.  Loans held for sale decreased by $1.3, million or 26.8%, during the quarter ended March 31, 2016 and were offset by a $3.6 million, or 0.9%, increase in loans held for investment.

Total deposits were $365.9 million at March 31, 2016, a decrease of $1.5 million, or 0.4%, when compared to December 31, 2015.  The decrease was primarily the result of a $3.8 million, or 3.7%, decrease in non-interest bearing accounts.  The decrease in assets resulted in a $26.0 million decrease in short-term borrowings over the quarter.

Stockholders’ equity decreased to $66.9 million at March 31, 2016 from $67.7 million at December 31, 2015 and increased from $65.7 million at March 31, 2015.  The decrease since December 31, 2015 related to the ongoing stock repurchase program and a $0.1 million decrease in Accumulated Other Comprehensive Income offset by corporate earnings.  The book value of Bay’s common stock improved to $6.15 per share at March 31, 2016, compared to $6.12 per share at December 31, 2015.

Nonperforming assets, which consist of nonaccrual loans, troubled debt restructurings, accruing loans past due 90 days or more, and real estate acquired through foreclosure, decreased to $9.7 million at March 31, 2016 from $10.3 million at December 31, 2015.  The decrease related primarily to decreases in nonaccrual loans and troubled debt restructurings.  Nonperforming assets represented 2.1% of total assets at March 31, 2016, which, due to lower reported assets, was unchanged from December 31, 2015.

At March 31, 2016, the Bank remained above all “well-capitalized” regulatory requirement levels.  The Bank’s tier 1 risk-based capital ratio was 16.20% at March 31, 2016 as compared to 16.14% at December 31, 2015 and 16.22% at March 31, 2015.  Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the investment portfolio.

Review of Financial Results

Net income for the three months ended March 31, 2016 was $0.19 million compared to net income of $0.34 million for the same period of 2015.  Individual categories reflect variability between years.

Net interest income decreased by $0.6 million for the quarter ended March 31, 2016 when compared to the same period of 2015.  The decrease was the result of a $0.6 million decrease in net discount accretion recognized into income when compared to the same period of 2015.  Excluding the net discount accretion impact, Bay was able to offset decreases in earning asset yield, with a reduction in deposit costs due to pricing discipline and a favorable change in deposit mix and effective utilization of short-term wholesale funding alternatives.  The net interest margin for the quarter ended March 31, 2016 decreased to 4.20% from 4.73% for the same period of 2015.  As of March 31, 2016, the remaining net loan discounts on the Bank’s acquired loan portfolio totaled $9.0 million.

Noninterest income for the three months ended March 31, 2016 was $1.2 million compared to $1.2 million for the same period of 2015.  A $0.24 million net decrease in mortgage banking fees and gains were offset by a $0.2 million increase in gains on security sales and redemptions during the quarter ended March 31, 2016.  Expectations are for increased mortgage banking fees and gains to expand throughout 2016.

Noninterest expense reduction continues as a key focus for 2016 net income improvement.  For the three months ended March 31, 2016, noninterest expense was $5.3 million compared to $5.7 million for the same period of 2015.  The contributors to the decrease when compared to the quarter ended March 31, 2015 were broad based and led by decreases of $0.12 million in occupancy and equipment expenses, $0.06 million in loan collection costs, $0.06 million in data processing and item processing services and a $0.06 million in core deposit intangible amortization.  The decrease is more substantial after consideration that 2016 contains $0.06 million in Hopkins Merger related expenses.

Bay Bancorp, Inc. Information

Bay Bancorp, Inc. is a financial holding company and a savings and loan holding company headquartered in Columbia, Maryland.  Through Bay Bank, FSB, its federal savings bank subsidiary, Bay Bancorp, Inc. serves the community with a network of 11 branches strategically located throughout the Baltimore Metropolitan Statistical Area, particularly Baltimore City and the Maryland counties of Baltimore Washington corridor.  The Bank serves small and medium size businesses, professionals and other valued customers by offering a broad suite of financial products and services, including on-line and mobile banking, commercial banking, cash management, mortgage lending and retail banking.  The Bank funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit.  Additional information is available at www.baybankmd.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Bay Bancorp, Inc. with the Securities and Exchange Commission entitled “Risk Factors”, as well as the cautionary statements contained in the other reports and documents that Bay Bancorp, Inc. files with or furnishes the SEC.

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31,		March 31,
	2016	December 31,	2015	December 31,
	(unaudited)	2015	(unaudited)	2014

ASSETS
Cash and due from banks	$6,074,891	$8,059,888	$6,335,049	$7,062,943
Interest bearing deposits with banks and federal funds sold	8,682,578	26,353,334	17,250,151	9,829,231
Total Cash and Cash Equivalents	14,757,469	34,413,222	23,585,200	16,892,174

Investment securities available for sale, at fair value	25,018,385	33,352,233	32,890,719	35,349,889
Investment securities held to maturity, at amortized cost	1,553,671	1,573,165	1,296,793	1,315,718
Restricted equity securities, at cost	1,870,395	2,969,595	1,291,095	1,862,995
Loans held for sale	3,560,752	4,864,344	12,494,787	7,233,306

Loans, net of deferred fees and costs	396,854,139	393,240,567	391,537,271	393,051,192
Less: Allowance for loan losses	(1,948,536)	(1,773,009)	(1,353,849)	(1,294,976)
Loans, net	394,905,603	391,467,558	390,183,422	391,756,216

Real estate acquired through foreclosure	1,501,896	1,459,732	1,501,135	1,480,472
Premises and equipment, net	4,903,369	5,060,802	5,398,901	5,553,957
Bank owned life insurance	5,641,561	5,611,352	5,516,549	5,485,377
Core deposit intangible	2,431,376	2,624,184	3,223,737	3,478,282
Deferred tax assets, net	2,793,504	2,723,557	4,117,563	3,214,100
Accrued interest receivable	1,372,456	1,271,871	1,300,297	1,306,111
Accrued taxes receivable	2,136,804	2,775,237	2,819,468	3,122,885
Defined benefit pension asset	-	-	-	680,668
Prepaid expenses	777,683	691,372	996,363	925,288
Other assets	209,732	303,614	414,631	285,547
Total Assets	$463,434,656	$491,161,838	$487,030,660	$479,942,985

LIABILITIES
Noninterest-bearing deposits	$98,085,001	$101,838,210	$101,629,926	$91,676,534
Interest-bearing deposits	267,800,996	265,577,728	302,674,673	296,153,598
Total Deposits	365,885,997	367,415,938	404,304,599	387,830,132

Short-term borrowings	26,275,000	52,300,000	12,150,000	22,150,000
Defined benefit pension liability	1,361,177	829,237	1,731,102	-
Accrued expenses and other liabilities	2,974,857	2,934,174	3,194,319	3,319,567
Total Liabilities	396,497,031	423,479,349	421,380,020	413,299,699

STOCKHOLDERS’ EQUITY
Common stock - par value $1.00, authorized 20,000,000 shares, issued and outstanding 10,887,932, 11,062,932, 11,014,517 and 11,014,517 shares as of March 31, 2016, December 31, 2015, March 31, 2015 and December 31, 2014, respectively.	10,887,932	11,062,932	11,014,517	11,014,517
Additional paid-in capital	42,730,014	43,378,927	43,274,558	43,228,950
Retained earnings	12,853,469	12,667,070	11,079,558	10,736,305
Accumulated other comprehensive income	466,210	573,560	282,007	1,663,514
Total Stockholders' Equity	66,937,625	67,682,489	65,650,640	66,643,286
Total Liabilities and Stockholders' Equity	$463,434,656	$491,161,838	$487,030,660	$479,942,985

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Interest income:
Interest and fees on loans	$4,844,320	$5,507,767
Interest on loans held for sale	39,666	61,511
Interest and dividends on securities	211,384	257,436
Interest on deposits with banks and federal funds sold	19,045	10,612
Total Interest Income	5,114,415	5,837,326

Interest expense:
Interest on deposits	309,177	484,401
Interest on short-term borrowings	63,795	13,776
Total Interest Expense	372,972	498,177
Net Interest Income	4,741,443	5,339,149

Provision for loan losses	298,000	275,109
Net interest income after provision for loan losses	4,443,443	5,064,040

Noninterest income:
Electronic banking fees	551,009	576,190
Mortgage banking fees and gains	158,547	393,642
Service charges on deposit accounts	70,614	79,017
Gain on securities sold	272,963	77,490
Other income	137,944	111,509
Total Noninterest Income	1,191,077	1,237,848

Noninterest expenses:
Salary and employee benefits	2,889,456	2,919,119
Occupancy and equipment expenses	871,195	995,233
Legal, accounting and other professional fees	310,561	368,028
Data processing and item processing services	281,992	342,673
FDIC insurance costs	77,479	106,311
Advertising and marketing related expenses	32,528	28,749
Foreclosed property expenses and OREO sales, net	74,479	60,991
Loan collection costs	20,800	87,510
Core deposit intangible amortization	192,808	254,545
Other expenses	578,699	537,353
Total Noninterest Expenses	5,329,997	5,700,512
Income before income taxes	304,523	601,376
Income tax expense	118,124	258,123
Net income	$186,399	$343,253

Basic net income per common share	$0.02	$0.03

Diluted net income per common share	$0.02	$0.03

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Three Months Ended March 31, 2016 and 2015
(Unaudited)

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income (loss)	Total

Balance December 31, 2014	$11,014,517	$43,228,950	$10,736,305	$1,663,514	$66,643,286

Net income	-	-	343,253	-	343,253
Other comprehensive income		-	-	(1,381,507)	(1,381,507)
Stock-based compensation	-	45,608	-	-	45,608
Balance March 31, 2015	$11,014,517	$43,274,558	$11,079,558	$282,007	$65,650,640

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income (loss)	Total

Balance December 31, 2015	$11,062,932	$43,378,927	$12,667,070	$573,560	$67,682,489

Net income	-	-	186,399	-	186,399
Other comprehensive income			-	(107,350)	(107,350)
Stock-based compensation	-	35,587	-	-	35,587
Repurchase of common stock	(175,000)	(684,500)	-	-	(859,500)
Balance March, 2016	$10,887,932	$42,730,014	$12,853,469	$466,210	$66,937,625

BAY BANK, FSB
CAPITAL RATIOS

					To Be Well
					Capitalized Under
			To Be Considered		Prompt Corrective
	Actual		Adequately Capitalized		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2016:
(unaudited)

Total Risk-Based Capital Ratio	$67,204	16.68%	$32,231	8.00%	$40,289	10.00%

Tier I Risk-Based Capital Ratio	$65,255	16.20%	$24,174	6.00%	$32,231	8.00%

Common Equity Tier I Capital Ratio	$65,255	16.20%	$18,130	4.50%	$26,188	6.50%

Leverage Ratio	$65,255	13.74%	$19,004	4.00%	$23,755	5.00%

As of December 31, 2015:

Total Risk-Based Capital Ratio	$67,238	16.58%	$32,443	8.00%	$40,553	10.00%

Tier I Risk-Based Capital Ratio	$65,465	16.14%	$24,332	6.00%	$32,443	8.00%

Common Equity Tier I Capital Ratio	$65,465	16.14%	$18,249	4.50%	$26,360	6.50%

Leverage Ratio	$65,465	13.75%	$19,041	4.00%	$23,801	5.00%

As of March 31, 2015:
(unaudited)

Total Risk-Based Capital Ratio	$64,172	16.57%	$30,990	8.00%	$38,738	10.00%

Tier I Risk-Based Capital Ratio	$62,818	16.22%	$23,243	6.00%	$30,990	8.00%

Common Equity Tier I Capital Ratio	$62,818	16.22%	$17,432	4.50%	$25,180	6.50%

Leverage Ratio	$62,818	13.01%	$19,313	4.00%	$24,141	5.00%

As of December 31, 2014:

Total Risk-Based Capital Ratio	$62,743	16.66%	$30,132	8.00%	$37,665	10.00%

Tier I Risk-Based Capital Ratio	$61,448	16.31%	$15,066	4.00%	$22,599	6.00%

Leverage Ratio	$61,448	12.94%	$18,988	4.00%	$23,735	5.00%

BAY BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Twelve Months Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	(unaudited)	(unaudited)	(unaudited)
	2016	2015	2015	2015	2014
Financial Data:
Assets	$463,434,656	$487,030,660	$491,161,838	$491,161,838	$479,942,985
Investment securities	26,572,056	34,187,512	34,925,398	34,925,398	36,665,607
Loans (net of deferred fees and costs)	396,854,139	391,537,271	393,240,567	393,240,567	393,051,192
Allowance for loan losses	(1,948,536)	(1,353,849)	(1,773,009)	(1,773,009)	(1,294,976)
Deposits	365,885,997	404,304,599	367,415,938	367,415,938	387,830,132
Borrowings	26,275,000	12,150,000	52,300,000	52,300,000	22,150,000
Stockholders’ equity	66,937,625	65,650,640	67,682,489	67,682,489	66,643,286

Net income	186,399	343,253	512,180	1,930,765	3,032,708

Average Balances: (unaudited)
Assets	476,747,246	485,027,802	475,843,083	481,145,938	459,782,360
Investment securities	29,466,610	35,318,852	35,141,189	36,649,655	36,561,271
Loans (net of deferred fees and costs)	395,839,666	392,780,699	391,709,601	389,684,221	364,511,290
Borrowings	44,265,934	16,155,556	30,558,696	23,188,219	9,269,231
Deposits	361,610,047	399,249,747	375,606,120	388,245,405	385,700,291
Stockholders' equity	67,564,670	66,785,682	65,565,103	65,747,418	61,530,969

Performance Ratios:
Annualized return on average assets	0.16%	0.29%	0.43%	0.40%	0.66%
Annualized return on average equity	1.11%	2.08%	3.10%	2.94%	4.93%
Yield on average interest-earning assets	4.53%	5.17%	4.85%	5.10%	5.60%
Rate on average interest-bearing liabilities	0.48%	0.64%	0.52%	0.58%	0.42%
Net interest spread	4.05%	4.53%	4.33%	4.51%	5.18%
Net interest margin	4.20%	4.73%	4.49%	4.70%	5.31%

Book value per share	$6.15	$5.96	$6.12	$6.12	$6.05
Basic net income per share	0.02	0.03	0.05	0.17	0.29
Diluted net income per share	0.02	0.03	0.05	0.17	0.29

	March 31,	March 31,	December 31,
	2016	2015	2015
Asset Quality Ratios:
Allowance for loan losses to loans	0.49%	0.35%	0.45%
Nonperforming loans to total loans	2.07%	3.59%	2.26%
Nonperforming assets to total assets	2.10%	3.21%	2.10%
Net charge-offs annualized to avg. loans	0.03%	0.06%	0.03%

Capital Ratios (Bay Bank, FSB):
Total risk-based capital ratio	16.68%	16.57%	16.58%
Common equity tier 1 capital ratio	16.20%	16.22%	16.14%
Tier 1 risk-based capital ratio	16.20%	16.22%	16.14%
Leverage ratio	13.74%	13.01%	13.75%

For investor inquiries contact:
Joseph J. Thomas, President and CEO
410-536-7336
jthomas@baybankmd.com
7151 Columbia Gateway Drive,
Suite A
Columbia, MD 21046

For further information contact:
Larry D. Pickett, Chief Financial Officer
410-312-5415
lpickett@baybankmd.com
7151 Columbia Gateway Drive,
Suite A
Columbia, MD 21046